Exhibit 10.1
WAIVER AND CONSENT TO CREDIT AGREEMENT
     THIS WAIVER AND CONSENT TO CREDIT AGREEMENT (this “Consent”) is executed and delivered as of this 31st day of March, 2006 among LASALLE BANK NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”), the financial institutions party hereto (the “Lenders”), AKORN, INC., a Louisiana corporation (“Akorn”) and AKORN (NEW JERSEY), INC., an Illinois corporation (“Akorn New Jersey”).
W I T N E S S E T H :
     A. The Administrative Agent, Akorn, Akorn New Jersey and the Lenders entered into a Credit Agreement dated as of October 7, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings attributed to them in the Credit Agreement.
     B. Akorn desires to (i) repay the Kapoor Trust Subordinated Debt in full by paying the Kapoor Trust $390,519 in cash and issuing Capital Securities in Akorn to the Kapoor Trust pursuant to that certain Note Conversion Agreement dated as of March 31, 2006 (the “Conversion Agreement”, a copy of which is attached hereto as Exhibit A) by and between Akorn and the Kapoor Trust and (ii) issue Capital Securities to the Kapoor Trust as contemplated in the Conversion Agreement (the foregoing, including Akorn’s entering into the Conversion Agreement, collectively referred to herein as the “Transaction”).
     C. The Companies have requested that the Administrative Agent and the Required Lenders consent to the action to be taken by the Companies in connection with the Transaction with respect to the Credit Agreement, subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:
     1. Waiver and Consent. Subject to the terms and conditions herein, the Required Lenders hereby (a) consent to Akorn’s repayment of all of its remaining Kapoor Trust Subordinated Debt by (i) the issuance of Capital Securities consisting of Three Million Five Hundred Forty Thousand Two Hundred Eighty-One (3,540281) shares of the common stock of Akorn and (ii) the payment of $390,519 in cash to the Kapoor Trust, (b) waive any Event of Default which would, if not for the execution of this Consent, arise solely from (i) Akorn’s failure to comply with Section 11.4(d) of the Credit Agreement resulting from the repayment of the Kapoor Trust Subordinated Debt, (ii) Akorn’s failure to comply with Section 11.7 of the Credit Agreement by repaying the Kapoor Trust Subordinated Debt, and (iii) Akorn’s failure to comply with Section 2, Section 5 and Section 6 of the Kapoor Trust Subordination Agreement resulting from the repayment of the Kapoor Trust Subordinated Debt, (c) consent to Akorn’s issuance of the Capital Securities in accordance with the Conversion Agreement and (d) waive any Event of Default which, if not for the execution of this Consent, would arise under Section 13.1.5(a) of the Credit Agreement resulting solely from the Company’s issuance of Capital Securities in violation of Sections 11.5(b) and 11.10 of the Credit Agreement; provided, that the foregoing clauses (a) through (d) are expressly conditioned upon the satisfaction of the conditions to effectiveness set forth in Section 3 hereof.
     2. Representations and Warranties. To induce the Administrative Agent and the Lenders to execute this Consent, each Company jointly and severally represents and warrants to the Administrative Agent and the Lenders as follows:
      (a) Each Company is in good standing under the laws of its jurisdiction of formation and in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.
      (b) Each Company is duly authorized to execute and deliver this Consent and is duly authorized to perform its obligations hereunder.
      (c) The execution, delivery and performance by the Companies of this Consent do not and will not (i) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (ii) conflict with (A) any provision of law, (B) the charter, by-laws or other organizational documents of any Company or (C) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Company or any of its properties or (iii) require, or result in, the creation or imposition of any Lien on any asset of any Company.
      (d) This Consent is the legal, valid and binding obligation of each Company, enforceable against such Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principals of equity.
      (e) The representations and warranties in the Loan Documents (including but not limited to Section 9 of the Credit Agreement) are true and correct in all material respects with the same effect as though made on and as of the date of this Consent (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date).
      (f) Except as specifically waived in this Consent, no Event of Default or Unmatured Event of Default has occurred and is continuing.
      (g) After giving effect to the Transaction, all Kapoor Trust Subordinated Debt has been indefeasibly repaid in full.
     3. Conditions to Effectiveness. The effectiveness of this Consent is expressly conditioned upon delivering to the Administrative Agent all of the following in form and substance acceptable to the Administrative Agent: (a) this Consent executed by each Company, the Administrative Agent and the Required Lenders; (b) an executed copy of the Conversion Agreement certified by the secretary of Akorn as true, accurate and complete; and (c) a certificate of the Secretary or Assistant Secretary of each Company evidencing that all corporate proceedings required to authorize the execution and delivery of this Consent and all other documents relating hereto on behalf of each Company have been duly taken and setting forth the names, offices and specimen signatures of the officers of each Company who are authorized to execute this Consent and such other documents on behalf of each Company. The date on which such events have occurred is the “Effective Date”.
     4. Affirmation. Except as specifically provided in this Consent, the execution, delivery and effectiveness of this Consent shall not operate as a waiver or forbearance of any Unmatured Event of Default or Event of Default or any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents, or constitute a consent, waiver or modification with respect to any provision of the Credit Agreement or any of the other Loan Documents, and the Company hereby fully ratifies and affirms each Loan Document to which it is a party. Reference in any of this Consent, the Credit Agreement or any other Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as modified hereby and as further amended, modified, restated, supplemented or extended from time to time. This Consent shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents. In addition, each of the Companies hereby reaffirms and acknowledges that, notwithstanding anything contained in the Conversion Agreement or any other document executed in connection with the Transaction, each is prohibited from making any redemptions, purchases, re-purchases or any other form of payment with respect to their Capital Securities except as specifically permitted by Section 11.4 of the Credit Agreement.
     5. Counterparts. This Consent may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument. Delivery of an executed counterpart of this Consent by facsimile shall be effective as delivery of an original counterpart.
     6. Headings. The headings and captions of this Consent are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Consent.
     7. Further Assurances. Each Company agrees to execute and deliver, or cause to be executed and delivered, in form and substance satisfactory to the Administrative Agent and the Lenders, such further documents, instruments, amendments and financing statements and to take such further action, as may be necessary from time to time to perfect and maintain the liens and security interests created by the Loan Documents.
     8. APPLICABLE LAW. THIS CONSENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.
     9. Acknowledgment. Each Company hereby waives, discharges and forever releases the Administrative Agent and each of the Lenders, and each of said Person’s employees,

officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that either Company has or may have had at any time through (and including) the date of this Consent, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to either Company or whether any such claims, causes of action, allegations or assertions arose as a result of the Administrative Agent’s or any Lender’s actions or omissions in connection with the Credit Agreement, including any amendments or modifications thereto, or otherwise.
[signature pages follow]

     IN WITNESS WHEREOF, this Consent has been duly executed and delivered as of the day and year first above written.

AKORN, INC.
By:	/s/ Jeffrey A. Whitnell
Title:	CFO

AKORN (NEW JERSEY), INC.
By:	/s/ Jeffrey A. Whitnell
Title:	CFO

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent and Lender
By:	/s/ Patrick O’Toole
Title:	First Vice President

Exhibit A
Conversion Agreement
NOTE CONVERSION AGREEMENT
     THIS NOTE CONVERSION AGREEMENT (“Agreement”) is made and entered into as of this 31st day of March, 2006 (the “Effective Date”), by and between The John N. Kapoor Trust Dated September 20, 1989 (the “Kapoor Trust”) and Akorn, Inc. (“Akorn”), a Louisiana corporation. The Kapoor Trust and Akorn are sometimes referred to individually as “Party” and collectively as “Parties.”
RECITALS
     A. On or about July 12, 2001, the Kapoor Trust and Akorn entered into that certain Convertible Bridge Loan and Warrant Agreement, as amended by the First Amendment to Convertible Bridge Loan and Warrant Agreement dated as of December 20, 2001, the Second Amendment to Convertible Bridge Loan and Warrant Agreement dated as of August 31, 2002, the Third Amendment to Convertible Bridge Loan and Warrant Agreement dated as of December 31, 2002, and the Fourth Amendment to Convertible Bridge Loan and Warrant Agreement dated as of October 7, 2003 (collectively, the “Loan Agreement”).
     B. In connection with the Loan Agreement, on or about July 12, 2001, Akorn executed and delivered to the Kapoor Trust a Convertible Promissory Note, payable to the order of the Kapoor Trust, in the principal amount of Three Million Dollars ($3,000,000), as modified by the Allonge to Revolving Note dated as of December 20, 2001 (collectively, the “Tranche A Note”).
     C. In connection with the Loan Agreement, on or about July 12, 2001, Akorn executed and delivered to the Kapoor Trust a Convertible Promissory Note, payable to the order of the Kapoor Trust, in the principal amount of Two Million Dollars ($2,000,000), as modified by the Allonge to Revolving Note dated as of December 20, 2001 (collectively, the “Tranche B Note”, and together with the Tranche A Note, the “Notes”).
     D. The Kapoor Trust has agreed to convert the outstanding principal balance and all accrued interest payable under the Notes into shares of the common stock of Akorn on the Effective Date, in accordance with the terms of the Loan Agreement, in exchange for a payment from Akorn of Three Hundred Ninety Thousand Five Hundred and Nineteen Dollars ($390,519).
     E. Upon conversion of the Notes, the Parties have also agreed to terminate the Loan Agreement.
     THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, including the payment of Three Hundred Ninety

Thousand Five Hundred and Nineteen Dollars ($390,519), the receipt and sufficiency of which are hereby acknowledged by each Party hereto, the Kapoor Trust and Akorn agree as follows:
     1. Conversion. On the Effective Date, the Kapoor Trust shall (i) convert the outstanding principal balance and all accrued interest payable under the Tranche A Note, an amount totaling Four Million Three Hundred Ninety-Four Thousand Four Hundred Forty-Two Dollars ($4,394,442), into One Million Nine Hundred Twenty-Seven Thousand Three Hundred Eighty-Six (1,927,386) shares of the Common Stock of Akorn, in accordance with Section 4 of the Tranche A Note and Section 5 of the Loan Agreement, and (ii) convert the outstanding principal balance and all accrued interest payable under the Tranche B Note, an amount totaling Two Million Nine Hundred Three Thousand Two Hundred Eleven Dollars ($2,903,211), into One Million Six Hundred Twelve Thousand Eight Hundred Ninety-Five (1,612,895) shares of the Common Stock of Akorn, in accordance with Section 4 of the Tranche B Note and Section 5 of the Loan Agreement.
     2. Agreed Payment. On or before the Effective Date, Akorn shall pay to the Kapoor Trust the sum of Three Hundred Ninety Thousand Five Hundred and Nineteen Dollars ($390,519) (the “Agreed Payment”). The Agreed Payment shall be in the form of wired funds.
     3. Termination of Loan Agreement. Upon timely delivery of the Agreed Payment by Akorn to the Kapoor Trust, the Loan Agreement shall be deemed terminated and have no further force or effect.
     4. Original Notes Returned. Upon timely delivery of the Agreed Payment by Akorn to the Kapoor Trust, the Kapoor Trust will return to Akorn the Notes, each marked as “Paid in Full.“
     5. Consent of Bank. Pursuant to the Subordination and Intercreditor Agreement dated October 7, 2003 (the “Subordination Agreement”), among the Kapoor Trust, Akorn, Akorn (New Jersey), Inc., an Illinois corporation (“Akorn NJ”), and LaSalle Bank National Association (the “Bank”) and the Credit Agreement dated as of October 7, 2003, among Akorn, Akorn NJ, the Bank and the financial institutions party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), Akorn shall not make, and solely pursuant to the Subordination Agreement, the Kapoor Trust shall not receive, certain payments or issuances of securities of Akorn without the prior written consent of the Bank. As a condition precedent to the effectiveness of this Agreement, therefore, Akorn shall furnish to the Kapoor Trust, prior to making the Agreed Payment or converting the Notes, the written consent of the Bank to same (the “Written Consent”).
     6. Severability. If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity will not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions, and parts thereof, of this Agreement are declared to be severable.
     7. Counterparts. This Agreement may be signed in counterparts. A facsimile signature will have the same force and effect as an original signature.

     8. Attorneys’ Fees. In the event of dispute arising out of the interpretation or a breach of this Agreement, the prevailing Party shall be entitled to recover attorneys’ fees incurred in connection with the dispute concerning the interpretation or a breach of this Agreement.
     9. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and to their respective representatives, successors and assigns.
[Signature page to follow]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

THE JOHN N. KAPOOR TRUST DATED SEPTEMBER 20, 1989

By:

Title:

AKORN, INC.

By:

Title: